                                                 Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating Revenues:
Electric	$1,620	$1,343	$6,540	$6,439
Natural gas	321	275	1,083	1,061
Total operating revenues	1,941	1,618	7,623	7,500
Operating Expenses:
Fuel and purchased power	527	294	1,681	1,812
Natural gas purchased for resale	106	75	320	355
Other operations and maintenance	514	498	1,969	1,866
Depreciation and amortization	465	363	1,590	1,387
Taxes other than income taxes	131	124	547	522
Total operating expenses	1,743	1,354	6,107	5,942
Operating Income	198	264	1,516	1,558
Other Income, Net	124	87	417	348
Interest Charges	171	153	663	566
Income Before Income Taxes	151	198	1,270	1,340
Income Taxes (Benefit)	(57)	39	83	183
Net Income	208	159	1,187	1,157
Less: Net Income Attributable to Noncontrolling Interests	1	1	5	5
Net Income Attributable to Ameren Common Shareholders	$207	$158	$1,182	$1,152

Earnings per Common Share – Basic	$0.77	$0.60	$4.43	$4.39

Earnings per Common Share – Diluted	$0.77	$0.60	$4.42	$4.38

Weighted-average Common Shares Outstanding – Basic	267.4	263.5	266.8	262.8
Weighted-average Common Shares Outstanding – Diluted	268.9	264.0	267.4	263.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$7	$25
Accounts receivable - trade (less allowance for doubtful accounts)	525	494
Unbilled revenue	346	319
Miscellaneous accounts receivable	96	106
Inventories	762	733
Current regulatory assets	366	365
Other current assets	162	139
Total current assets	2,264	2,181
Property, Plant, and Equipment, Net	36,304	33,776
Investments and Other Assets:
Nuclear decommissioning trust fund	1,342	1,150
Goodwill	411	411
Regulatory assets	2,397	1,810
Pension and other postretirement benefits	757	581
Other assets	1,123	921
Total investments and other assets	6,030	4,873
TOTAL ASSETS	$44,598	$40,830
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$317	$849
Short-term debt	1,143	536
Accounts and wages payable	1,059	1,136
Interest accrued	196	147
Customer deposits	223	176
Other current liabilities	475	501
Total current liabilities	3,413	3,345
Long-term Debt, Net	17,262	15,121
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and production and investment tax credits, net	4,474	4,176
Regulatory liabilities	5,897	5,512
Asset retirement obligations	822	772
Other deferred credits and liabilities	487	426
Total deferred credits and other liabilities	11,680	10,886
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,513	7,216
Retained earnings	4,604	4,136
Accumulated other comprehensive loss	(6)	(6)
Total shareholders’ equity	12,114	11,349
Noncontrolling Interests	129	129
Total equity	12,243	11,478
TOTAL LIABILITIES AND EQUITY	$44,598	$40,830

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2024	2023
Cash Flows From Operating Activities:
Net income	$1,187	$1,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,524	1,432
Amortization of nuclear fuel	81	68
Amortization of debt issuance costs and premium/discounts	19	16
Deferred income taxes and production and investment tax credits, net	127	229
Allowance for equity funds used during construction	(76)	(54)
Stock-based compensation costs	28	26
Other	87	16
Changes in assets and liabilities	(214)	(326)
Net cash provided by operating activities	2,763	2,564
Cash Flows From Investing Activities:
Capital expenditures	(4,319)	(3,597)
Nuclear fuel expenditures	(91)	(174)
Purchases of securities – nuclear decommissioning trust fund	(584)	(266)
Sales and maturities of securities – nuclear decommissioning trust fund	564	240
Other	(26)	(1)
Net cash used in investing activities	(4,456)	(3,798)
Cash Flows From Financing Activities:
Dividends on common stock	(714)	(662)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	607	(533)
Maturities and extinguishment of long-term debt	(893)	(100)
Issuances of long-term debt	2,535	2,295
Issuances of common stock	273	346
Employee payroll taxes related to stock-based compensation	(8)	(20)
Debt issuance costs	(31)	(21)
Other	(15)	(10)
Net cash provided by financing activities	1,749	1,290
Net change in cash, cash equivalents, and restricted cash	56	56
Cash, cash equivalents, and restricted cash at beginning of year(a)	272	216
Cash, cash equivalents, and restricted cash at end of year(b)	$328	$272
(a)Includes $25 million of cash and cash equivalents and $247 million of restricted cash as of December 31, 2023.
(b)Includes $7 million of cash and cash equivalents and $321 million of restricted cash as of December 31, 2024.